As filed with the Securities and Exchange Commission on August 4, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-0651161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated Lumen Technologies, Inc. 2018 Equity Incentive Plan

(formerly the Amended and Restated CenturyLink, Inc. 2018 Equity Incentive Plan)

(Full title of the plan)

Stacey W. Goff

Executive Vice President, General Counsel and Secretary

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

(Name and address of agent for service)

(318) 388-9000

(Telephone number, including area code, of agent for service)

Copy to:

Kelly C. Simoneaux

Jones Walker LLP

201 St. Charles Avenue, Suite 5100

New Orleans, Louisiana 70170-5100

(504) 582-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Lumen Technologies, Inc. (the “Registrant”) to register an additional 2,000,000 shares of its common stock, $1.00 par value per share (“Common Stock”), issuable to eligible participants under the Second Amended and Restated Lumen Technologies, Inc. 2018 Equity Incentive Plan (formerly the Amended and Restated CenturyLink, Inc. 2018 Equity Incentive Plan), which are securities of the same class and relate to the same employee benefit plan as those shares of Common Stock registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2018 (Registration No. 333-225154) and August  12, 2020 (Registration No. 333-245036), each of which is hereby incorporated by reference, except to the extent modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Jones Walker LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

99.1	Second Amended and Restated Lumen Technologies, Inc. 2018 Equity Incentive Plan, as amended and restated through May 17, 2023 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2023).

107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on August 4, 2023.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kate Johnson, Christopher Stansbury and Stacey W. Goff or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kate Johnson	President, Chief Executive Officer and Director	August 4, 2023
Kate Johnson	(Principal Executive Officer)

/s/ Christopher Stansbury	Executive Vice President, Chief Financial Officer	August 4, 2023
Christopher Stansbury	(Principal Financial Officer)

/s/ Andrea Genschaw	Senior Vice President, Controller	August 4, 2023
Andrea Genschaw	(Principal Accounting Officer)

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/s/ Quincy L. Allen	Director	August 4, 2023
Quincy L. Allen

/s/ Martha Helena Bejar	Director	August 4, 2023
Martha Helena Bejar

/s/ Peter C. Brown	Director	August 4, 2023
Peter C. Brown

/s/ Kevin P. Chilton	Director	August 4, 2023
Kevin P. Chilton

/s/ Steven T. “Terry” Clontz	Director	August 4, 2023
Steven T. “Terry” Clontz

/s/ T. Michael Glenn	Director	August 4, 2023
T. Michael Glenn

/s/ Hal Stanley Jones	Director	August 4, 2023
Hal Stanley Jones

/s/ Michael Roberts	Director	August 4, 2023
Michael Roberts

/s/ Laurie Siegel	Director	August 4, 2023
Laurie Siegel

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